Exhibit 107

Calculation of Filing Fee Tables

Form S-3

(Form Type)

Elutia Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Unit(2)	Maximum Aggregate Offering Price(1)	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Equity	Class A Common Stock par value $0.001 per share	Rule 457(c)	18,577,644	$1.61	$29,910,006	$0.00014760	$4,414.72
Fees Previously Paid	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Carry Forward Securities
Carry Forward Securities	N/A	N/A	N/A	N/A		N/A			N/A	N/A	N/A	N/A
	Total Offering Amounts					$29,910,006		$4,414.72
	Total Fee Previously Paid							N/A
	Total Fee Offsets							N/A
	Net Fee Due							$4,414.72

(1)	Consists of (i) 6,852,811 shares of the registrant’s Class A common stock (“Class A stock”), (ii) 503,058 shares of Class A stock issuable upon the exercise of pre-funded warrants by the selling shareholders named in the accompanying prospectus, and (iii) 11,221,775 shares of Class A stock issuable upon the exercise of common warrants by the selling shareholders named in the accompanying prospectus. Pursuant to Rule 416 under the Securities Act of 1933, as amended, or the Securities Act, this registration statement also covers any additional securities that may be offered, issued or become issuable in connection with any stock split, stock dividend or similar transaction or pursuant to anti-dilution provisions of any of the securities.

(2)	Estimated solely for the purpose of calculation of the registration fee pursuant to Rule 457(c) under the Securities Act based on a per share price of $1.61, the average of the high and low reported sales prices of the registrant’s common stock on the Nasdaq Capital Market on November 16, 2023.